Exhibit 10.33

Dated

FTL Nominees 1 Limited

Undersigned Beneficiary

FORM OF DECLARATION OF TRUST OVER SHARES AND NOMINEE

SHAREHOLDER AGREEMENT

CONTENTS

1	Definitions	3

2	Declaration of trust	4

3	Trustee’s covenants	4

4	Beneficiary’s covenants	5

5	Certain instructions and agreement	5

6	Miscellaneous	6

This declaration of trust is made on

PARTIES

1	FTL Nominees 1 Limited, a company incorporated under the laws of Jersey, of 2nd Floor, The Gallais Building, 54 Bath Street, St Helier, Jersey, JE1 1FW (the Trustee).

2	The undersigned beneficiary as set forth on the signature page (the Beneficiary).

RECITALS

A	The Trustee is registered or entitled to be registered as the holder of the Issued Shares and will be registered or entitled to be registered as the holder of Shares issued pursuant to Equity Awards.

B	The Beneficiary has delivered value for the Issued Shares and has or will deliver value for Shares issued pursuant to Equity Awards in accordance with the terms thereof.

C	The Trustee has agreed to acquire and hold the Entitled Equity in trust, and subject to the powers and restrictions, set out in this declaration.

Operative provisions

1	Definitions

In this declaration, the following definitions apply:

Company means DTZ Jersey Holdings Limited.

Entitled Equity means:

a)	that number of Shares which are in issue; and/or

b)	the underlying Equity Awards comprised of Shares that may be issued in the future (it being understood that the Beneficiary has no right to such Shares underlying the Equity Awards, other than the rights as set forth in the agreements governing the Equity Awards, until such time such Shares become Issued Shares), as set forth on the signature page or otherwise issued to the Trustee for the benefit of the Beneficiary.

Equity Awards means options to purchase Shares or restricted stock units settled in Shares or such other equity-based awards the Beneficiary may be granted.

Issued Shares means that portion of Entitled Equity that is comprised of Shares which are in issue.

Shares means limited liability shares in the capital of the Company.

2	Declaration of trust

The Trustee declares that the Trustee holds the Issued Shares in trust for the Beneficiary and will hold Shares issued pursuant to Equity Awards in trust for the Beneficiary, in each case absolutely.

3	Trustee’s covenants

3.1	Subject to clause 3.3 and 3.4, the Trustee covenants with the Beneficiary that the Trustee will:

(a)	do each of the following:

(i)

account to the Beneficiary for all dividends declared on the Issued Shares and any Shares issued pursuant to Equity Awards to the extent the terms thereof provide for the payment of dividends prior to settlement of the Equity Awards, if any;

(ii)

vote in respect of the Issued Shares and any Shares issued pursuant to Equity Awards to the extent the terms thereof provide for the ability to vote in respect of the underlying Shares prior to settlement of the Equity Awards, solely as directed by the Beneficiary;

(iii)

at the request of the Beneficiary and solely with the consent of the Company (not to be unreasonably withheld), transfer the Issued Shares and any Shares issued pursuant to Equity Awards to the Beneficiary or to another party as directed by the Beneficiary; and

(iv)	upon receipt of a notice of a general meeting or a request to sign a written resolution promptly seek directions from the Beneficiary.

(b)	not at any time, without the consent of the Beneficiary, do any of the following:

(i)	bring any action, suit or proceedings against the Company or seek to wind up the Company;

(ii)	seek to vary, alter, amend or add to either or both the memorandum and articles of association of the Company;

(iii)	exercise any voting rights in respect of the Issued Shares or any Shares issued pursuant to Equity Awards, if applicable, without direction from the Beneficiary;

(iv)	transfer the Issued Shares or any Shares issued pursuant to Equity Awards to the Beneficiary or to another party without direction from the Beneficiary and consent from the Company.

3.2	The Trustee is under no duty to monitor, enhance or preserve the value of the Entitled Equity and its duties are strictly confined to those set out in this declaration.

3.3	If the Trustee is a director of the Company, nothing in clause 3.1 prevents the Trustee from doing anything necessary by virtue of holding that office.

3.4	The Trustee is not obliged to follow directions that are contrary to or in breach of:

(a)	the Company’s memorandum and articles of association; or

(b)

any shareholder agreement (including any joinders thereto), subscription agreement, assignment and assumption agreement or other contractual undertaking relating to the Entitled Equity to which the Trustee or the Beneficiary is a party.

3.5	The Trustee is authorised from time to time to appoint a proxy or proxies to represent the Trustee at general meetings of the Company.

4	Beneficiary’s covenants

4.1	The Beneficiary covenants with the Trustee as follows:

(a)	Upon notice in writing from the Trustee the Beneficiary will accept the transfer of legal title to the Issued Shares and any Shares issued pursuant to Equity Awards into the name of the Beneficiary.

(b)

In addition to any right of exoneration or recoupment allowed by law, the Trustee may from time to time reimburse itself or pay and discharge out of any trust money coming into the Trustee’s hands all expenses incurred by the Trustee in or about the performance of the trusts declared by this declaration.

(c)

The Trustee is not liable for any loss suffered by the Beneficiary except where the loss is attributable to the Trustee’s fraud, misconduct or gross negligence or the wilful omission by the Trustee of an act known by the Trustee to be a breach of trust.

(d)

The Beneficiary will indemnify the Trustee and keep the Trustee indemnified in respect of all costs, expenses, proceedings, claims, demands, taxes, duties and other matters (and all associated interest, penalties and costs) arising from the execution by the Trustee of the trusts declared by this declaration except in respect of a matter for which the Trustee is not entitled to exoneration or recoupment under the preceding paragraph.

5	Certain instructions and agreement

5.1

The Company hereby requests and authorises the Trustee at the Company’s risk and responsibility to rely upon and act in accordance with any instructions, directions, communications and requests from, or purporting to be from, the Beneficiary in connection with the Issued Shares held on trust for the Beneficiary absolutely, to the extent any such instructions comply with the requirements hereof, under the Company’s memorandum and articles of association, or under any other agreement to which the Beneficiary may be a party or under which it may have certain obligations in respect of the Issued Shares. The Trustee shall be entitled to treat any such communication as fully authorised by and binding upon the Company and shall be bound to take steps in connection with or in reliance upon such communication as the Trustee may in good faith consider appropriate whether such communication includes instructions to pay money or purports to bind the Company to any agreement or arrangement with the Trustee or any other person and in each case notwithstanding any error or misunderstanding or lack of clarity in the terms of any such communication.

5.2

The Beneficiary and Trustee hereby declare and agree that, notwithstanding anything to the contrary herein, any terms and conditions that are within and form part of the DTZ Jersey Holdings Limited management stockholders’ agreement between the Company and the Beneficiary, as such may be amended or supplemented from time to time, (the “Management Stockholders’ Agreement”) or that are within and form part of any other agreement governing or relating to the Equity Awards pursuant to which the Beneficiary acquired the Entitled Equity, that relate to employment or the provision of services, including without limitation any obligations following the cessation thereof, shall be in respect of (i) in the case of an individual holder of Entitled Equity who, as of such acquisition is an employee or service provider to the Company or its affiliates, such individual, or (ii) in the case of a holder of Entitled Equity who is an entity or is an individual who is not an employee or service provider to the Company or its affiliates as of the date of acquisition but in either case holds on behalf of an individual that is an employee or service provider to the Company or its affiliates as of the acquisition, such individual employee or service provider, in any event to the same extent and in the same manner as would have applied to such individual employee or service provider were such individual to hold the Entitled Equity directly.

5.3

The Beneficiary and Trustee hereby declare and agree that, notwithstanding anything to the contrary herein, any terms and conditions that are within and form part of the Management Stockholders’ Agreement, or that are within and form part of any other agreement governing or relating to the Equity Awards pursuant to which the Beneficiary acquired the Entitled Equity shall apply and be particular to the Beneficiary in its entirety and not to the Trustee specifically, particularly in respect of forfeiture and call provisions, should the Beneficiary’s employment or provision of services (or the employment or provision of services of the individual employee or service provider on whose behalf the Beneficiary acquired the Entitled Equity) with any subsidiary of the Company be terminated, it being understood that the Trustee shall take any and all such actions as are necessary and appropriate to effectuate the terms and conditions of such Management Stockholders’ Agreement (including any joinder thereto) and any other agreement governing or relating to the Equity Awards.

6	Miscellaneous

6.1	This declaration may be executed in any number of counterparts, all of which taken together constitute one and the same document.

6.2

This declaration is governed by the law of Jersey. The parties submit to the non-exclusive jurisdiction of the courts of Jersey to determine any dispute arising out of or in connection with this declaration. The parties agree not to object to the exercise of jurisdiction of those courts on any basis.

6.3

Except as otherwise set out in this declaration, any agreement, covenant, representation or warranty under this deed by two or more persons binds them jointly and each of them individually, and any benefit in favour of two or more persons is for the benefit of them jointly and each of them individually.

Execution

Executed on the date that first appears, but with effect from                                         .

Executed and the common seal of FTL Nominees 1 Limited is affixed in the presence of:

Signature of authorised signatory	Signature of authorised signatory

Print name	Print name

Title	Title

Signed by Jodi Swinburne

Signature

in the presence of

Signature of witness

Print name

Title

Amount of Entitled Equity:

[SIGNATURE PAGE TO SHAREHOLDER NOMINEE AGREEMENT]

ACKNOWLEDGED AND AGREED. The Company hereby consents to the declaration of trust and transfer of record ownership contemplated hereby, and in consideration therefor, the Company shall be permitted to enforce the provisions of this declaration as if it were a party hereto, including without limitation the provisions set forth in Section 3.1(a)(iii) and Article 5.

Executed for and on behalf of DTZ Jersey Holdings Limited by:

Director	Director/Secretary

Print name	Print name

[SIGNATURE PAGE TO SHAREHOLDER NOMINEE AGREEMENT]